SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[ ] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

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                     TIAA - CREF Institutional Mutual Funds
                (Name of Registrant as Specified in its Charter)

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Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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        pursuant to Exchange Act Rule 0-11:
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[ ] Fee paid previously with preliminary materials.
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1.   To elect Trustees to serve until their successors are elected and qualified.

     For All _____     Withhold All _____     For All Except ___________________

2. To ratify the selection by the Board of Trustees of PricewaterhouseCoopers LLP to serve as the Funds' independent registered public accounting firm for the fiscal year ending September 30, 2005.

     For _____         Against _____     Abstain  _____

3. To approve a new investment management agreement between the Funds and Teachers Advisors, Inc.

     Actively Managed Funds*:    For ____        Against ____      Abstain _____
     Index Funds*:               For ____        Against ____      Abstain _____

         * For purposes of the instructions granted in this proxy card, the terms "Actively Managed Funds" and "Index Funds" have the same meaning as on page 2 of the Funds' Proxy Statement, dated 5, 2005.

4. To address any other business that may properly come before the meeting or any adjournments thereof.

     For ____          Against ____     Abstain  ____


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     Date                                        Authorized Representative

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                                                 Organization

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                                                 Title